Exhibit (d)(1)(D)(i)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA INVESTORS TRUST

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Balanced Income Portfolio	0.550% on all assets

VY® Columbia Real Estate Portfolio	0.750% on first $250 million of assets; and
(formerly, VY® CBRE Real Estate	0.700% thereafter
Portfolio)
Voya Inflation Protected Bond Plus	0.550% on first $200 million of assets;
0.500% on next $800 million of assets; and
Portfolio (formerly, VY® BlackRock
0.400% thereafter
Inflation Protected Bond Portfolio)

0.650% on the first $4 billion of assets;
Voya Large Cap Growth Portfolio	0.620% on the next $1.5 billion of assets;
0.600% on the next $3 billion of assets; and

0.590% thereafter

0.750% on first $500 million of assets;
Voya Large Cap Value Portfolio	0.700% on the next $1.5 billion of assets; and
0.650% thereafter

Direct Investments1
Voya Retirement Aggressive Portfolio	0.340% on assets
(formerly, Voya Retirement Growth	Underlying Funds2
Portfolio)
0.240% on assets

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Retirement Conservative Portfolio	Direct Investments1
0.340% on assets

Underlying Funds2
0.240% on assets

Voya Retirement Moderately Aggressive	Direct Investments1
0.340% on assets
Portfolio

(formerly, Voya Retirement Moderate	Underlying Funds2
Growth Portfolio)
0.240% on assets

Direct Investments1
0.340% on assets
Voya Retirement Moderate Portfolio	Underlying Funds2

0.240% on assets

Effective: January 21, 2026, in connection with the sub-adviser change for VY® Columbia Real Estate Portfolio (formerly, VY® CBRE Real Estate Portfolio).

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.